UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2023

Rivulet Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32201	33-0824714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1206 East Warner Road, Suite 101-I, Gilbert, Arizona 85296

(Address of Principal Executive Offices) (Zip Code)

(480) 652-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events Item 8.01 Other Events.

On July 14, 2023 Rivulet Media, Inc. (RIVU) entered into a Letter of Intent with Advanced Voice Recognition Systems (AVOI), Inc. AVOI agreed to purchase from the current shareholders of RIVU (the “Seller”) and Seller agreed to sell to AVOI, one hundred percent (100%) of the issued and outstanding shares of the common stock, preferred stock (the Shares) and all issued warrants in exchange for the same number and designation of AVOI common and preferred shares and warrants. The transaction is subject to the completion of a reverse stock split of 100 to 1 of AVOI issued and outstanding shares of common stock and an increase of AVOI authorized preferred shares to 25 million as well as the completion of an audit of RIVU.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Letter of Intent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2023

Rivulet Media, Inc., a Delaware corporation

By:	/s/ Mike Witherill
President and CFO